Exhibit 99.1

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

SOUTHERN DIVISION

IN RE: COOPER COMPANIES, INC. DERIVATIVE LITIGATION	Master File: Case No. SACV 06 00300 CJC (RNB) [This Document Relates to All Actions] NOTICE OF SETTLEMENT

1	NOTICE OF SETTLEMENT CASE NO. SACV 06-00300 CJC (RNB)

TO:	ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF THE COOPER COMPANIES, INC. (“COOPER” OR THE “COMPANY”) AS OF DECEMBER 6, 2010

PLEASE TAKE NOTICE that the above-captioned shareholder derivative litigation (the “Federal Action”), as well as the consolidated shareholder derivative action in Alameda County Superior Court entitled In re Cooper Companies, Inc. Shareholder Derivative Litigation, Case No. RG06260748 (the “State Action”) (collectively, the “Actions”), are being settled on the terms set forth in a Stipulation of Settlement dated December 6, 2010 (the “Stipulation”).1

In the Actions, plaintiffs allege that certain officers and/or directors of The Cooper Companies, Inc. (“Cooper” or “the Company”) breached their fiduciary duties to the Company by making material misstatements regarding the Company’s product lines and financial projections, failing to establish adequate internal controls, and engaging in impermissible insider trading. The terms of the settlement set forth in the Stipulation (the “Settlement”) include: (1) the adoption, implementation, amendments, and/or maintenance of enhanced corporate governance measures at the Company relating to board membership, corporate disclosures, internal audit, and the Company’s insider trading policy; and (2) Cooper’s agreement to pay an amount not to exceed $750,000 in cash for Plaintiffs’ Counsel’s attorneys’ fees and expenses.

IF YOU ARE A CURRENT RECORD OR BENEFICIAL OWNER OF COOPER COMMON STOCK AS OF DECEMBER 6, 2010, PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY AS YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE LITIGATION.

[1]

This notice should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Federal Court and posted at http://investor.coopercos.com. All capitalized terms herein have the same meanings as set forth in the Stipulation (in addition to those capitalized terms defined herein).

2	NOTICE OF SETTLEMENT CASE NO. SACV 06-00300 CJC (RNB)

On May 2, 2011, at 1:30 p.m., a hearing (the “Settlement Hearing”) will be held before the United States District Court for the Central District of California, Santa Ana Division, 411 Fourth Street, Santa Ana, CA 92701, to determine: (1) whether the terms of the Settlement, including the requested attorneys’ fees and expenses, should be approved as fair, reasonable, and adequate; and (2) whether the Actions should be dismissed on the merits and with prejudice.

Any shareholder of Cooper that objects to the Settlement of the Actions shall have a right to appear and to be heard at the Settlement Hearing, provided that he or she was a shareholder of record or beneficial owner as of December 6, 2010. Any shareholder of Cooper who satisfies this requirement may enter an appearance through counsel of such shareholder’s own choosing and at such member’s own expense or may appear on their own. However, no shareholder of Cooper shall be heard at the Settlement Hearing unless no later than fourteen (14) days prior to the date of the Settlement Hearing, such shareholder has filed with the Court and delivered to Plaintiffs’ Counsel, and Cooper’s counsel, a written notice of objection, their ground for opposing the Settlement, and proof of both their status as a shareholder and the dates of stock ownership in Cooper. Only shareholders who have filed and delivered valid and timely written notices of objection will be entitled to be heard at the Settlement Hearing unless the Court orders otherwise.

If you wish to object to the Settlement, you must file a written objection setting forth the grounds for such an objection with the Court on or before April 18, 2011 with service on the following parties:

Co-Lead Plaintiffs Counsel

Robert C. Schubert

SCHUBERT JONCKHEER & KOLBE LLP

Three Embarcadero Center, Suite 1650

San Francisco, CA 94111

3	NOTICE OF SETTLEMENT CASE NO. SACV 06-00300 CJC (RNB)

Co-Lead Counsel for State Plaintiffs

Blake Harper

HULETT HARPER STEWART LLP

525 B Street, Suite 760

San Diego, CA 92101

Counsel for The Cooper Companies, Inc.

David M. Friedman

LATHAM & WATKINS LLP

505 Montgomery Street, Suite 2000

San Francisco, CA 94111

Any current Cooper shareholder as of December 6, 2010 who does not make his, her or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness or adequacy of the Settlement as incorporated in the Stipulation and to the award of attorneys’ fees and expenses to Plaintiffs’ Counsel, unless otherwise ordered by the Court, but shall otherwise be bound by the Judgment to be entered and the releases to be given.

Inquiries regarding the Settlement may be made to counsel for the Federal Plaintiffs: Robert C. Schubert, Schubert Jonckheer & Kolbe LLP, Three Embarcadero Center, Suite 1650, San Francisco, CA 94111; telephone 415-788-4220.

PLEASE DO NOT CONTACT THE COURT REGARDING THIS NOTICE

DATED March 7, 2011	BY ORDER OF THE COURT UNITED STATES DISTRICT COURT CENTRAL DISTRICT OF CALIFORNIA

4	NOTICE OF SETTLEMENT CASE NO. SACV 06-00300 CJC (RNB)